Exhibit (h)(4)

ALLOCATION AGREEMENT

Fidelity Bond

THIS AGREEMENT made as of this 24th day of May, 2002 by and among any of the Funds listed on Schedule A and any separate classes thereof and all future investment companies and any separate classes thereof (the “Funds”), which are named insureds under a joint liability policy as described below and for which ING Investments, LLC acts as investment manager are entered into under the following circumstances:

A.Section 17(g) of the Investment Company Act of 1940, as amended (“the 1940 Act”) provides that the Securities and Exchange Commission (“SEC”) is authorized to require that directors, officers and employees of registered investment companies be covered under a liability, errors and omissions insurance policy, and the SEC has promulgated rules and regulations dealing with this subject (“Rule 17g-1”);

B.The Funds are named as joint insureds under the terms of a joint insurance policy (“Policy”) which insures against illegal profit or gain, intentional wrongful acts, libel, slander, defamation, ERISA claims, insider trading, as well as other coverage as outlined in the Policy, by the directors, officers and employees;

C.A majority of those members of the Board of Directors/Trustees of each of the Funds, who are not “interested persons” as defined by Section 2(a)(19) of the 1940 Act, have given due consideration to all factors relevant to the form, amount and apportionment of premiums and recoveries under such Policy and the Board of Directors/Trustees of each Fund has approved the term and amount of the Policy, the portion of the premium payable by that party, and the manner in which recovery on the Policy, if any, shall be shared by and among the parties thereto; and

D.The Funds now desire to enter into the agreement required by Rule 17g-1 of the 1940 Act to establish the manner in which recovery under the Policy, if any, shall be shared.

NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

1.Payment of Premiums.

Each Fund shall pay a portion of the premium due under the Policy derived by multiplying the premium by a fraction, (i) the denominator of which is the total net assets of all the Funds combined and (ii) the numerator of which is the total net assets of each of the Funds individually. The net assets of the classes are deemed to be represented by the net assets of their respective funds. Each of the Funds agrees that the appropriateness of the allocation of said premium will be determined no less often than annually. No adjustment of the allocation of said premium will be implemented without approval of the Boards of each of the Funds.

2.Allocation of Recoveries

(a)If more than one of the parties hereto is damaged in a single loss for which recovery is received under the policy, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to fully indemnify such party sustaining loss.

(b)If the recovery is inadequate to fully indemnify each such party sustaining a loss, the recovery shall be allocated among such parties as follows:

(i)Each Party sustaining a loss shall be allocated an amount equal to the lesser of its actual loss or the minimum amount of policy which would be required to be maintained by such party under a single insured policy (determined as of the time of loss) in accordance with the provisions of Rule 17g-1.

(ii)The remaining portion of the proceeds shall be allocated to each party sustaining a loss not fully covered by the allocation under subparagraph (i) in the proportion that each such party’s last payment of premium bears to the sum of the last such premium payments of all such parties. If such allocation would result in any party which had sustained a loss receiving a portion of the recovery in excess of the loss actually sustained, such excess portion shall be allocated among the other parties whose losses would not be fully indemnified. The allocation shall bear the same proportion as each such party’s last payment of premium bears to the sum of the last premium payments of all parties entitled to receive a share of the excess. Any allocation in excess of a loss actually sustained by any such party shall be reallocated in the same manner.

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3.Obligation to Maintain Minimum Coverage.

Each of the Funds represents and warrants to each of the other parties hereto that the minimum amount of coverage required of it by Rule 17g-1 as of the date hereof is as reflected in the schedule attached hereto. Each of the Funds agrees that it will determine, no less than at the end of each calendar quarter, the minimum amount of coverage which would be required of it by Rule 17g-1 if a determination with respect to the adequacy of the coverage were currently being made. In the event that the total amount of the minimum coverage thus determined exceeds the amount of coverage of the then effective policy, the Boards of each of the Funds will be notified and will determine whether it is necessary or appropriate to increase the total amount of coverage of the policy to an amount not less than the total amount of such minimums, or to secure such excess coverage for one or more of the parties hereto, which, when added to the total coverage of the policy, will equal an amount of such minimums. Unless a Fund elects to terminate this Agreement (pursuant to Paragraph 4) and its participation in a joint- insured policy, each Fund agrees to pay its fair portion of the new or additional premium (taking into account all of the then existing circumstances).

4.Continuation and Termination. This Agreement shall become effective on the date first written above, subject to the condition that the Fund’s Board of Directors/Trustees, including a majority of those Directors/Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, shall have approved this Agreement. This Agreement shall supersede all prior agreements relating to an allocation of premium on any joint insured policy and shall apply to the present liability policy coverage and any renewal or replacement thereof. It shall continue until terminated by any party hereto upon the giving of not less than sixty (60) days notice to the other parties hereto in writing.

5.Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. A written amendment of this Agreement is effective upon the approval of the Board of Directors/Trustees and the Manager.

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IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed by their duly authorized officers as of the date first above written.

On Behalf of: All ING Funds Listed on Schedule A

By: /s/ Michael J. Roland

Michael J. Roland

Executive Vice President

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AMENDED SCHEDULE A

with respect to the

ALLOCATION AGREEMENT – FIDELITY BOND

VOYA ASIA PACIFIC HIGH	VOYA GLOBAL EQUITY DIVIDEND
DIVIDEND EQUITY INCOME FUND	AND PREMIUM OPPORTUNITY
VOYA BALANCED PORTFOLIO, INC.	FUND
VOYA GOVERNMENT MONEY
Voya Balanced Portfolio
VOYA CORPORATE LEADERS®	MARKET PORTFOLIO

TRUST FUND	VOYA INFRASTRUCTURE,
Voya Corporate Leaders® Trust Fund Series	INDUSTRIALS AND MATERIALS
B	FUND
VOYA EMERGING MARKETS HIGH	VOYA INTERMEDIATE BOND
DIVIDEND EQUITY FUND	PORTFOLIO
VOYA EQUITY TRUST	VOYA INTERNATIONAL HIGH
Voya Large-Cap Growth Fund	DIVIDEND EQUITY INCOME FUND
Voya Large Cap Value Fund	VOYA INVESTORS TRUST
Voya MidCap Opportunities Fund
Voya Multi-Manager Mid Cap Value Fund	Voya Global Perspectives® Portfolio
Voya Real Estate Fund	Voya Government Liquid Assets Portfolio1
Voya SmallCap Opportunities Fund	Voya High Yield Portfolio1
Voya SMID Cap Growth Fund	Voya Large Cap Growth Portfolio
Voya U.S. High Dividend Low Volatility	Voya Large Cap Value Portfolio
Fund	Voya Limited Maturity Bond Portfolio1
Voya Multi-Manager Large Cap Core
VOYA FUNDS TRUST	Portfolio1
Voya Floating Rate Fund	Voya Retirement Conservative Portfolio
Voya GNMA Income Fund	Voya Retirement Growth Portfolio
Voya High Yield Bond Fund	Voya Retirement Moderate Growth
Voya Intermediate Bond Fund	Portfolio
Voya Short Term Bond Fund	Voya Retirement Moderate Portfolio
Voya Strategic Income Opportunities Fund	Voya U.S. Stock Index Portfolio1
VOYA GLOBAL ADVANTAGE AND	VY® BlackRock Inflation Protected Bond
Portfolio
PREMIUM OPPORTUNITY FUND	VY® Clarion Global Real Estate Portfolio
VY® Clarion Real Estate Portfolio

1Under the terms of the Management Agreement between Voya Investors Trust and Voya Investments, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of Fees allocated to the Fund under this Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

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M:\FUNDS\Legal Admin\Registration Statements\1- Annual Updates\VVIT\VY BrandywineGLOBAL - Bond Portfolio\2026\485b\Filing Documents\Exhibits\(h)(4) AllABBA-0205F (Fidelity Bond) + Schedule A 1804F.docx

VOYA INVESTORS TRUST (continued)	VOYA PARTNERS, INC.
VY® Franklin Income Portfolio	Voya Global Bond Portfolio
VY® Invesco Growth and Income Portfolio1	Voya Index Solution 2020 Portfolio
VY® JPMorgan Emerging Markets Equity	Voya Index Solution 2025 Portfolio
Portfolio1	Voya Index Solution 2030 Portfolio
VY® JPMorgan Small Cap Core Equity	Voya Index Solution 2035 Portfolio
Portfolio1	Voya Index Solution 2040 Portfolio
VY Morgan Stanley Global Franchise	Voya Index Solution 2045 Portfolio
Portfolio1	Voya Index Solution 2050 Portfolio
VY® T. Rowe Price Capital Appreciation	Voya Index Solution 2055 Portfolio
Portfolio1	Voya Index Solution 2060 Portfolio
VY® T. Rowe Price Equity Income	Voya Index Solution Income Portfolio
Portfolio1	Voya Solution 2020 Portfolio
VY® T. Rowe Price International Stock	Voya Solution 2025 Portfolio
Portfolio	Voya Solution 2030 Portfolio
VY® Templeton Global Growth Portfolio1	Voya Solution 2035 Portfolio
VOYA MUTUAL FUNDS	Voya Solution 2040 Portfolio
Voya Solution 2045 Portfolio
Voya CBRE Global Infrastructure Fund	Voya Solution 2050 Portfolio
Voya CBRE Long/Short Fund	Voya Solution 2055 Portfolio
Voya Diversified Emerging Markets Debt	Voya Solution 2060 Portfolio
Fund	Voya Solution Aggressive Portfolio
Voya Global Bond Fund	Voya Solution Balanced Portfolio
Voya Global Corporate Leaders® 100 Fund	Voya Solution Conservative Portfolio
Voya Global Equity Dividend Fund	Voya Solution Income Portfolio
Voya Global Equity Fund	Voya Solution Moderately Aggressive
Voya Global High Dividend Low Volatility	Portfolio
Fund	Voya Solution Moderately Conservative
Voya Global Perspectives® Fund	Portfolio
Voya Global Real Estate Fund	VY® American Century Small-Mid Cap
Voya International Real Estate Fund	Value Portfolio
Voya Multi-Manager Emerging Markets	VY® Baron Growth Portfolio
Equity Fund	VY® Columbia Contrarian Core Portfolio
Voya Multi-Manager International Equity	VY® Columbia Small Cap Value II Portfolio
Fund	VY® Invesco Comstock Portfolio
Voya Multi-Manager International Factors	VY® Invesco Equity and Income Portfolio
Fund	VY® JPMorgan Mid Cap Value Portfolio
Voya Multi-Manager International Small	VY® Oppenheimer Global Portfolio
Cap Fund	VY® Pioneer High Yield Portfolio
Voya Russia Fund	VY® T. Rowe Price Diversified Mid Cap
Growth Portfolio
VOYA NATURAL RESOURCES	VY® T. Rowe Price Growth Equity Portfolio
EQUITY INCOME FUND	VY® Templeton Foreign Equity Portfolio
________________________

1Under the terms of the Management Agreement between Voya Investors Trust and Voya Investments, LLC, the Fund is subject to a unified fee arrangement. Accordingly, the portion of Fees allocated to the Fund under this Allocation Agreement will be borne directly by Voya Investments, LLC as provided in the Management Agreement.

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M:\FUNDS\Legal Admin\Registration Statements\1- Annual Updates\VVIT\VY BrandywineGLOBAL - Bond Portfolio\2026\485b\Filing Documents\Exhibits\(h)(4) AllABBA-0205F (Fidelity Bond) + Schedule A 1804F.docx

VOYA PRIME RATE TRUST	VOYA VARIABLE FUNDS
VOYA SENIOR INCOME FUND	Voya Growth and Income Portfolio
VOYA VARIABLE INSURANCE

VOYA SEPARATE PORTFOLIOS	TRUST
TRUST	VY® Goldman Sachs Bond Portfolio
Voya Emerging Markets Corporate Debt	VOYA VARIABLE PORTFOLIOS, INC.
Fund
Voya Emerging Markets Hard Currency	Voya Australia Index Portfolio
Debt Fund	Voya Emerging Markets Index Portfolio
Voya Emerging Markets Local Currency	Voya Euro STOXX 50® Index Portfolio
Debt Fund	Voya FTSE 100 Index® Portfolio
Voya Investment Grade Credit Fund	Voya Global Equity Portfolio
Voya Securitized Credit Fund	Voya Hang Seng Index Portfolio
Voya Target In-Retirement Fund	Voya Index Plus LargeCap Portfolio
Voya Target Retirement 2020 Fund	Voya Index Plus MidCap Portfolio
Voya Target Retirement 2025 Fund	Voya Index Plus SmallCap Portfolio
Voya Target Retirement 2030 Fund	Voya International Index Portfolio
Voya Target Retirement 2035 Fund	Voya Japan TOPIX Index® Portfolio
Voya Target Retirement 2040 Fund	Voya Russell™ Large Cap Growth Index
Voya Target Retirement 2045 Fund	Portfolio
Voya Target Retirement 2050 Fund	Voya Russell™ Large Cap Index Portfolio
Voya Target Retirement 2055 Fund	Voya Russell™ Large Cap Value Index
Voya Target Retirement 2060 Fund	Portfolio
VOYA SERIES FUND, INC	Voya Russell™ Mid Cap Growth Index
Portfolio
Voya Corporate Leaders® 100 Fund	Voya Russell™ Mid Cap Index Portfolio
Voya Global Multi-Asset Fund	Voya Russell™ Small Cap Index Portfolio
Voya Global Target Payment Fund	Voya Small Company Portfolio
Voya Government Money Market Fund	Voya U.S. Bond Index Portfolio
Voya Mid Cap Research Enhanced Index	VOYA VARIABLE PRODUCTS TRUST
Fund
Voya Small Company Fund	Voya MidCap Opportunities Portfolio
VOYA STRATEGIC ALLOCATION	Voya SmallCap Opportunities Portfolio

PORTFOLIOS, INC.
Voya Strategic Allocation Conservative Portfolio
Voya Strategic Allocation Growth Portfolio
Voya Strategic Allocation Moderate Portfolio

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M:\FUNDS\Legal Admin\Registration Statements\1- Annual Updates\VVIT\VY BrandywineGLOBAL - Bond Portfolio\2026\485b\Filing Documents\Exhibits\(h)(4) AllABBA-0205F (Fidelity Bond) + Schedule A 1804F.docx